Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2012, in the Registration Statement on Form F-1 and related Prospectus of China Auto Rental Holdings Inc. filed on February 27, 2012.

/s/ Ernst & Young Hua Ming
Shanghai, the People’s Republic of China

February 27, 2012

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 18, 2012 with respect to the statements of operations and cash flows of Shanghai Huadong Auto Rental Co., Ltd., in the Registration Statement on Form F-1 and related Prospectus of China Auto Rental Holdings Inc. filed on February 27, 2012.

/s/ Ernst & Young Hua Ming
Shanghai, the People’s Republic of China

February 27, 2012